Exhibit 99.1

Funko Reports First Quarter 2020 Financial Results

Announces Successful Amendment to Existing Credit Facilities
Expects COVID-19 Impacts to Intensify in Q2 2020

EVERETT, Wash. May 7, 2020-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today reported its consolidated financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Summary
•Net sales decreased 18% to $136.7 million
•Gross profit1 decreased 13% to $55.3 million
•Gross margin1 increased 240 basis points to 40.4%
•Net loss of $5.7 million
•Adjusted EBITDA2 of $10.6 million and Adjusted EBITDA Margin2 of 7.8%
•Cash flow from operations increased 35% to $37.0 million
•Total liquidity3 of $101.7 million as of March 31, 2020

Brian Mariotti, Chief Executive Officer, stated, “As people around the world navigate the many challenges of COVID-19, I am incredibly grateful to our Funko employees for their hard work and unwavering commitment to delivering innovation, delighting our fans and driving long-term growth. In recent weeks, our management team acted decisively to mitigate business disruption and increase financial flexibility by reducing operating expenses, cutting capital expenditures and successfully amending our credit facility.”
Liquidity Update
As of March 31, 2020, the Company had total liquidity3 of $101.7 million, comprised of cash and cash equivalents of $55.4 million and total revolver availability of $46.3 million. During the quarter, the Company implemented measures to preserve liquidity and cash on hand, which include:

(1)
Gross profit is calculated as net sales less cost of sales (exclusive of depreciation and amortization). Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales.

(2)
Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release.

(3)	Total liquidity is calculated as cash and cash equivalents plus availability under the Company’s $75.0 million revolving credit facility.

•Proactively drawing down a portion of the Company’s $75.0 million revolving credit facility to increase cash on hand;
•Reducing operating expenses across personnel, marketing, travel, professional fees and contract labor which is expected to decrease planned SG&A expenses by $15 million in the second quarter of 2020;
•Cutting non-product development capital expenditures, which is anticipated to reduce total capital expenditures by approximately one third for the year; and
•Proactively managing working capital by reducing incoming inventory to align with anticipated demand.
As of April 30, 2020, the Company had over $60.0 million of cash on hand and $46.0 million of availability on its revolving credit facility, resulting in total liquidity3 of over $106.0 million. While the Company is continuing to evaluate options to increase liquidity, it believes the underlying strength of its business and financial flexibility will enable it to navigate the impacts of COVID-19.
First Quarter 2020 Financial Results
Net sales decreased 18% to $136.7 million in the first quarter of 2020 compared to $167.1 million in the first quarter of 2019. The year-over-year decline was primarily attributable to the weaker content lineup in the first quarter of 2020 compared to the year ago period as well as impacts from COVID-19. During the quarter, the Company experienced supply chain disruptions related to COVID-19 as well as reduced shipments to its customers as non-essential business closures and social distancing guidelines took effect in the final weeks of the quarter.
In the first quarter of 2020, the number of active properties increased 11% to 681 from 611 in the first quarter 2019 and net sales per active property decreased 27%. On a geographical basis, net sales in the United States decreased 10% to $98.5 million. Net sales internationally decreased 34% to $38.2 million, reflecting more significant impacts from COVID-19 as non-essential business closures impacted overseas markets earlier in the quarter, especially within Europe. On a product category basis, net sales of figures decreased 18% to $111.3 million. Net sales of other products decreased 18% to $25.4 million, which reflects decreased sales in accessories, plush and other items, partially offset by growth in our Loungefly and Apparel products.

The tables below show the breakdown of net sales on a geographical and product category basis (in thousands):

	Three Months Ended March 31,		Period Over Period Change
	2020	2019	Dollar	Percentage
Net sales by geography:
United States	$98,509	$108,871	$(10,362)	(9.5)%
International	38,191	58,194	(20,003)	(34.4)%
Total net sales	$136,700	$167,065	$(30,365)	(18.2)%

	Three Months Ended March 31,		Period Over Period Change
	2020	2019	Dollar	Percentage
Net sales by product:
Figures	$111,290	$136,180	$(24,890)	(18.3)%
Other	25,410	30,885	(5,475)	(17.7)%
Total net sales	$136,700	$167,065	$(30,365)	(18.2)%

Gross margin1 in the first quarter of 2020 increased 240 basis points to 40.4% compared to 38.0% in the first quarter of 2019. The year-over-year increase is primarily attributable to improved product margins and enhanced inventory management processes implemented in the second half of 2019. The increase in product margins was primarily attributable to higher average selling prices driven by a mix shift toward direct-to-consumer sales as well as higher margins on our Loungefly products and sales to our European customers.
SG&A expenses increased 17% to $47.3 million in the first quarter of 2020 compared to $40.5 million in the first quarter of 2019, primarily reflecting increased headcount, rent and facility costs as well as professional fees.
Net loss in the first quarter of 2020 was $5.7 million compared to net income of $7.1 million in the first quarter of 2019, and Adjusted Net Loss2 (non-GAAP) was $2.3 million in the first quarter of 2020 versus Adjusted Net Income2 of $8.3 million in the first quarter of 2019. Adjusted EBITDA2 in the first quarter of 2020 was $10.6 million and Adjusted EBITDA margin2 was 7.8%, compared to $25.3 million and 15.2%, respectively, in the first quarter of 2019. A reconciliation of these non-GAAP measures to its most directly related GAAP measure is provided below.
Balance Sheet Highlights
As of March 31, 2020, total debt was $242.5 million, comprised of $213.8 million outstanding under its term loan facility, net of unamortized discounts, and $28.7 million outstanding under its revolver.
Inventories at the end of the first quarter totaled $53.3 million, a decrease of 30% compared to a year ago, primarily reflecting a one-time inventory write-down in the fourth quarter of 2019 of $16.8 million.
Existing Credit Facility Amendment
On May 5, 2020, certain of the Company’s subsidiaries entered into an amendment to their existing credit facilities, which, among other changes, includes the following:
•Leverage ratio and fixed charge coverage ratio covenants for the second and third quarter of 2020 have been waived;
•Leverage ratio thresholds have been increased for the fourth quarter of 2020 through the fourth quarter of 2021;
•New minimum liquidity covenant of $30.0 million until Funko’s leverage ratio is below 2.50x; and
•Increased interest rate and certain applicable fees.
Additional details regarding the amendment will be set forth in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.
2020 Outlook
Given the continued and uncertain duration of the impacts from COVID-19 on Funko’s business, the Company is not issuing updated guidance at this time. The Company anticipates the greatest impact from COVID-19 in fiscal 2020 will occur in the second quarter.
Mariotti concluded, “Looking at the second half of 2020, we are remaining nimble and pivoting as needed to adapt to changes in content release dates, as well as the needs of our retail partners as they navigate customer capacity limits and the timing of reopenings. Additionally, we are directing greater resources toward our e-commerce growth strategy, which includes building a robust online platform, while developing a more powerful selling model and broadening our product catalog on Funko.com.”

Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 7, 2020, to further discuss its first quarter results. Investors and analysts can participate on the conference call by dialing (833) 227-5847 or (647) 689-4074 and referencing passcode 9468237. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at investor.funko.com/. The replay of the webcast will be available for one year.

About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).
Financial Disclosure Advisory
Any statements included in this press release regarding the Company’s liquidity as of April 30, 2020 are not necessarily indicative of the Company’s liquidity that may be expected for the end of the second quarter of 2020 or 2020 fiscal year.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business, the anticipated impact of COVID-19 on our business, and the anticipated timing of such impact, our potential for growth, plans for investments in our business and expected enhancements to operations, our expected liquidity and our strategy. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, ACON, and the possibility that

ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
Andrew Harless
Funko Investor Relations
investorrelations@funko.com

Media:
Jessica Piha-Grafstein
Funko Public Relations
jessicap@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands, except per share data)
Net sales	$136,700	$167,065
Cost of sales (exclusive of depreciation and amortization shown separately below)	81,417	103,656
Selling, general, and administrative expenses	47,313	40,468
Depreciation and amortization	10,989	10,230
Total operating expenses	139,719	154,354
(Loss) income from operations	(3,019)	12,711
Interest expense, net	2,655	4,072
Other expense, net	914	65
(Loss) income before income taxes	(6,588)	8,574
Income tax (benefit) expense	(856)	1,429
Net (loss) income	(5,732)	7,145
Less: net (loss) income attributable to non-controlling interests	(1,606)	4,950
Net (loss) income attributable to Funko, Inc.	$(4,126)	$2,195
(Loss) earnings per share of Class A common stock:
Basic	$(0.12)	$0.08
Diluted	$(0.12)	$0.08
Weighted average shares of Class A common stock outstanding:
Basic	34,944	26,640
Diluted	34,944	28,458

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2020	December 31, 2019
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$55,413	$25,229
Accounts receivable, net	105,176	151,564
Inventory	53,284	62,124
Prepaid expenses and other current assets	15,031	20,280
Total current assets	228,904	259,197
Property and equipment, net	64,470	65,712
Operating lease right-of-use assets	60,309	62,901
Goodwill	124,329	124,835
Intangible assets, net	217,183	221,492
Deferred tax asset	58,008	57,547
Other assets	4,730	4,783
Total assets	$757,933	$796,467
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$28,731	$25,822
Current portion of long-term debt, net of unamortized discount	16,642	13,685
Current portion of operating lease liabilities	11,949	11,314
Accounts payable	29,806	42,531
Income taxes payable	138	637
Accrued royalties	20,400	34,625
Accrued expenses and other current liabilities	28,080	28,955
Total current liabilities	135,746	157,569
Long-term debt, net of unamortized discount	197,175	202,816
Operating lease liabilities, net of current portion	59,345	61,622
Deferred tax liability	310	341
Liabilities under tax receivable agreement, net of current portion	61,557	61,554
Deferred rent and other long-term liabilities	7,202	7,421
Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 34,953 and 34,918 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	3	3
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 14,515 shares issued and outstanding as of March 31, 2020 and December 31, 2019	1	1
Additional paid-in-capital	206,570	204,174
Accumulated other comprehensive (loss) income	(785)	791
Retained earnings	16,316	20,442
Total stockholders’ equity attributable to Funko, Inc.	222,105	225,411
Non-controlling interests	74,493	79,733
Total stockholders’ equity	296,598	305,144
Total liabilities and stockholders’ equity	$757,933	$796,467

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Operating Activities
Net (loss) income	$(5,732)	$7,145
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and other	11,937	10,187
Equity-based compensation	2,413	2,748
Amortization of debt issuance costs and debt discounts	317	354
Other	851	(451)
Changes in operating assets and liabilities:
Accounts receivable, net	43,760	31,452
Inventory	7,312	11,662
Prepaid expenses and other assets	6,437	(3,838)
Accounts payable	(12,923)	(12,885)
Income taxes payable	(491)	933
Accrued royalties	(14,209)	(10,667)
Accrued expenses and other liabilities	(2,720)	(9,338)
Net cash provided by operating activities	36,952	27,302

Investing Activities
Purchases of property and equipment	(4,961)	(3,613)
Acquisitions of businesses and related intangible assets, net of cash	—	(6,369)
Net cash used in investing activities	(4,961)	(9,982)

Financing Activities
Borrowings on line of credit	28,267	22,543
Payments on line of credit	(25,281)	(20,000)
Debt issuance costs	—	(272)
Payments of long-term debt	(2,938)	(2,938)
Distributions to continuing equity owners	(2,675)	(8,052)
Payments under tax receivable agreement	(166)	—
Proceeds from exercise of equity-based options	41	1,149
Net cash used in financing activities	(2,752)	(7,570)

Effect of exchange rates on cash and cash equivalents	945	(690)

Net increase in cash and cash equivalents	30,184	9,060
Cash and cash equivalents at beginning of period	25,229	13,486
Cash and cash equivalents at end of period	$55,413	$22,546

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures
Adjusted Net (Loss) Income, Adjusted Net (Loss) Income margin, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Net (Loss) Income, Adjusted Net (Loss) Income margin, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net (loss) income, earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Net (Loss) Income as net (loss) income attributable to Funko, Inc. adjusted for the reallocation of (loss) income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction gains and losses, and other unusual or one-time items, and the income tax expense (benefit) effect of these adjustments. Adjusted Net (Loss) Income margin is calculated as Adjusted Net (Loss) Income as a percentage of net sales. We define Adjusted (Loss) Earnings per Diluted Share as Adjusted Net (Loss) Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net (loss) income before interest expense, net, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction gains and losses and other unusual or one-time items. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales We caution investors that amounts presented in accordance with our definitions of Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Net (Loss) Income, Adjusted Net (Loss) Income margin, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Management uses Adjusted Net (Loss) Income, Adjusted Net (Loss) Income margin, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Net (Loss) Income, Adjusted Net (Loss) Income margin, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net (loss) income or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, Adjusted Net (Loss) Income, Adjusted Net (Loss) Income margin, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Net (Loss) Income, Adjusted Net (Loss) Income margin, Adjusted (Loss) Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction gains and losses and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP financial performance measure:

	Three Months Ended March 31,
	2020	2019
	(In thousands, except per share data)
Net (loss) income attributable to Funko, Inc.	$(4,126)	$2,195
Reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	(1,606)	4,950
Equity-based compensation (2)	2,413	2,748
Acquisition transaction costs and other expenses (3)	—	(350)
Certain severance, relocation and related costs (4)	213	—
Foreign currency transaction loss (5)	914	65
Income tax expense (6)	(94)	(1,330)
Adjusted net (loss) income	$(2,286)	$8,278
Adjusted net (loss) income margin (7)	(1.7)%	5.0%
Weighted-average shares of Class A common stock outstanding-basic	34,944	26,640
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	15,927	24,994
Adjusted weighted-average shares of Class A stock outstanding - diluted	50,871	51,634
Adjusted (loss) earnings per diluted share	$(0.04)	$0.16

	Three Months Ended March 31,
	2020	2019
	(amounts in thousands)
Net (loss) income	$(5,732)	$7,145
Interest expense, net	2,655	4,072
Income tax (benefit) expense	(856)	1,429
Depreciation and amortization	10,989	10,230
EBITDA	$7,056	$22,876
Adjustments:
Equity-based compensation (2)	2,413	2,748
Acquisition transaction costs and other expenses (3)	—	(350)
Certain severance, relocation and related costs (4)	213	—
Foreign currency transaction loss (5)	914	65
Adjusted EBITDA	$10,596	$25,339
Adjusted EBITDA margin (8)	7.8%	15.2%

(1)	Represents the reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.
(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)
Represents legal, accounting, and other related costs incurred in connection with acquisitions and other potential transactions. For the three months ended March 31, 2019, includes a $0.4 million reversal of a pre-acquisition contingent loss related to our Loungefly acquisition.

(4)	For the three months ended March 31, 2020, represents severance, relocation and related costs associated with the consolidation of our warehouse facilities in the United Kingdom.
(5)
Represents both unrealized and realized foreign currency gains and losses on transactions other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.

(6)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(7)	Adjusted net (loss) income margin is calculated as Adjusted net (loss) income as a percentage of net sales.
(8)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.